                           NEWCOURT CREDIT GROUP INC.

                                       AND

                            THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE

                              --------------------

                                    INDENTURE

                          DATED AS OF DECEMBER 15, 1998


                              --------------------

                               TABLE OF CONTENTS*


CROSS-REFERENCE TABLE                                                                                          PAGE
                                                                                                               ----
PARTIES...........................................................................................................1
RECITALS OF THE COMPANY:..........................................................................................1
         Purpose of Indenture.....................................................................................1
         Compliance with Legal Requirements.......................................................................1
         Purpose of and Consideration for Indenture...............................................................1

CROSS-REFERENCE TABLE

RECITALS OF THE COMPANY

ARTICLE 1
         DEFINITIONS AND INCORPORATION BY REFERENCE
         SECTION 1.01.     Definitions............................................................................1
         SECTION 1.02.     Other Definitions......................................................................9
         SECTION 1.03.     Incorporation by Reference of Trust Indenture Act......................................9
         SECTION 1.04.     Rules of Construction..................................................................9

ARTICLE 2
         THE SECURITIES.
         SECTION 2.01.     Issuable in Series....................................................................10
         SECTION 2.02.     Establishment of Terms and Form of Series of Securities...............................10
         SECTION 2.03.     Execution, Authentication and Delivery................................................13
         SECTION 2.04.     Registrar and Paying Agent............................................................15
         SECTION 2.05.     Payment on Securities.................................................................16
         SECTION 2.06.     Paying Agent to Hold Money in Trust...................................................17
         SECTION 2.07.     Securityholder Lists; Ownership of Securities.........................................17
         SECTION 2.08.     Transfer and Exchange.................................................................18
         SECTION 2.09.     Replacement Securities................................................................19
         SECTION 2.10.     Outstanding Securities................................................................19
         SECTION 2.11.     Temporary Securities; Global Securities...............................................20
         SECTION 2.12.     Cancellation..........................................................................22
         SECTION 2.13.     Defaulted Interest....................................................................22

ARTICLE 3
         REDEMPTION.
         SECTION 3.01.     Notice to Trustee.....................................................................23
         SECTION 3.02.     Selection of Securities to be Redeemed................................................23
         SECTION 3.03.     Notice of Redemption..................................................................23


--------
        *      The Table of Contents is not part of the Indenture.


         SECTION 3.04.     Effect of Notice of Redemption........................................................24
         SECTION 3.05.     Deposit of Redemption Price...........................................................25
         SECTION 3.06.     Mandatory and Optional Sinking Funds..................................................25
         SECTION 3.07.     Prepayment Upon Certain Taxation Events...............................................27

ARTICLE 4
         COVENANTS
         SECTION 4.01.     Payment of Securities.................................................................27
         SECTION 4.02.     Reports by the Company................................................................28
         SECTION 4.03.     Limitations on Incurrence of Secured Debt.............................................29
         SECTION 4.04.     Statement as to Compliance; Notice of Certain Events of Default.......................32
         SECTION 4.05.     Payment of Additional Amounts.........................................................32

ARTICLE 5
         CONSOLIDATION, MERGER, SALE OR CONVEYANCE.
         SECTION 5.01.     Consolidation or Merger, etc., on Certain Terms.......................................33
         SECTION 5.02.     Successor Corporation Substituted.....................................................34
         SECTION 5.03.     Opinion of Counsel to Trustee.........................................................34

ARTICLE 6
         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
         ON EVENT OF DEFAULT.
         SECTION 6.01.     Events of Default; Acceleration of Maturity; Waiver of Default........................34
         SECTION 6.02.     Collection of Indebtedness by Trustee; Trustee May Prove Debt.........................37
         SECTION 6.03.     Application of Proceeds...............................................................39
         SECTION 6.04.     Limitation on Suits by Securityholders................................................39
         SECTION 6.05.     Powers and Remedies Cumulative; Delay or Omission, Not Waiver
                           of Default............................................................................40
         SECTION 6.06.     Control by Securityholders; Waiver of Defaults........................................41
         SECTION 6.07.     Right of Court to Require Filing of Undertaking to Pay
                           Costs.................................................................................41

ARTICLE 7
         TRUSTEE
         SECTION 7.01.     Duties of Trustee.....................................................................42
         SECTION 7.02.     Rights of Trustee.....................................................................43
         SECTION 7.03.     Individual Rights of Trustee..........................................................44
         SECTION 7.04.     Trustee Disclaimer....................................................................44
         SECTION 7.05.     Notice of Default.....................................................................44
         SECTION 7.06.     Reports by Trustee to Holders.........................................................44
         SECTION 7.07.     Compensation and Indemnity............................................................45
         SECTION 7.08.     Replacement of Trustee................................................................45
         SECTION 7.09.     Successor Trustee, Agents by Merger, etc..............................................47
         SECTION 7.10.     Eligibility; Disqualification.........................................................47
         SECTION 7.11.     Preferential Collection of Claims Against Company.....................................47



         SECTION 7.12.     Authenticating Agent..................................................................48

ARTICLE 8
         SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE;
         UNCLAIMED MONIES.
         SECTION 8.01.     Satisfaction and Discharge of Indenture...............................................50
         SECTION 8.02.     Defeasance upon Deposit of Moneys or U.S. Government
                           Obligations...........................................................................51
         SECTION 8.03.     Application of Moneys Deposited.......................................................53
         SECTION 8.04.     Repayment of Moneys Held..............................................................53
         SECTION 8.05.     Return of Moneys Unclaimed for Two Years; Return of Additional
                           Moneys and U.S. Government Obligations................................................53
         SECTION 8.06.     Indemnity for Government Obligations..................................................54

ARTICLE 9
         AMENDMENTS AND WAIVERS.
         SECTION 9.01.     Without Consent of Holders............................................................54
         SECTION 9.02.     With Consent of Holders...............................................................55
         SECTION 9.03.     Compliance with Trust Indenture Act...................................................56
         SECTION 9.04.     Revocation and Effect of Consents.....................................................56
         SECTION 9.05.     Notation on or Exchange of Securities.................................................56
         SECTION 9.06.     Trustee Protected.....................................................................56

ARTICLE 10
         MISCELLANEOUS.
         SECTION 10.01.    Trust Indenture Act Controls..........................................................57
         SECTION 10.02.    Notices...............................................................................57
         SECTION 10.03.    Communication by Holders with Other Holders...........................................58
         SECTION 10.04.    Certificate and Opinion as to Conditions Precedent....................................58
         SECTION 10.05.    Statements Required in Certificate or Opinion.........................................59
         SECTION 10.06.    Legal Holidays........................................................................59
         SECTION 10.07.    Governing Law.........................................................................59
         SECTION 10.08.    No Adverse Interpretation of Other Agreements.........................................59
         SECTION 10.09.    No Recourse Against Others............................................................60
         SECTION 10.10.    When Treasury Securities Disregarded..................................................60
         SECTION 10.11.    Rules by Trustee, Paying Agent, Registrar, Record Dates...............................60
         SECTION 10.12.    Execution in Counterparts.............................................................60
         SECTION 10.13.    Securities in a Foreign Currency......................................................61
         SECTION 10.14.    Judgment Currency.....................................................................61


                             CROSS-REFERENCE TABLE**

Trust Indenture
Act of 1939                                                                                               Indenture
Section                                                                                                     Section
-------                                                                                                     -------
310(a).........................................................................................................7.10
310(b).........................................................................................................7.10
310(c)..........................................................................................................N/A
311(a).........................................................................................................7.11
311(b).........................................................................................................7.11
311(c)..........................................................................................................N/A
312(a).........................................................................................................2.07
312(b)........................................................................................................10.03
312(c)........................................................................................................10.03
313(a).........................................................................................................7.06
313(b).........................................................................................................7.06
313(c).........................................................................................................4.02
314(a)...................................................................................................4.02, 4.04
314(b)..........................................................................................................N/A
314(c)........................................................................................................10.04
314(d)..........................................................................................................N/A
314(e)........................................................................................................10.05
314(f)..........................................................................................................N/A
315(a).........................................................................................................7.01
315(b).........................................................................................................7.05
315(c).........................................................................................................7.01
315(d).........................................................................................................7.01
315(e).........................................................................................................6.07
316(a)...................................................................................................6.06, 9.02
316(b).........................................................................................................9.02
316(c)........................................................................................................10.11
317(a).........................................................................................................6.02
317(b).........................................................................................................2.06
318(a)........................................................................................................10.01


--------
        ** The Cross Reference Table is not part of the Indenture.

                  THIS INDENTURE, dated as of December 15, 1998, is entered into by and between Newcourt Credit Group Inc., a corporation duly organized and validly existing under the laws of the Province of Ontario (together with its successors and assigns, the "Company"), and The Chase Manhattan Bank, a banking corporation duly organized and validly existing under the laws of the State of New York, as trustee (together with its successors and assigns, the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness ("Securities") as herein provided.

                  In connection the execution and delivery of this Indenture, the Guarantor has duly authorized the execution and delivery of the Guarantee relating to the Securities.

                  All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms, have been done.

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE.

SECTION 1.01.     Definitions.

                  "Accounts Receivable" mean (i) any accounts receivable (whether or not earned by performance), chattel paper, instruments, documents, general intangibles, trade acceptances, any other rights to receive installment, rental or other payments for, or relating to amounts due or to become due on account of equipment or goods sold or leased or to be sold or leased or services rendered or to be rendered or funds advanced or loaned or to be advanced or loaned and other rights to payment of any kind, (ii) any proceeds of any of the foregoing and (iii) any interest in any property or asset of any kind (whether of the obligor under such Accounts Receivable or any other Person) securing the payment of any item listed in clause (i) hereof.

                  "Acquired Financing Assets" means assets (including, but not limited to, securities and receivables) of any Person the acquisition of which was financed in accordance with the Company's credit policies and procedures manual approved from time to time by the Board of Directors.

                  "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company.

                  "Agent" means any Paying Agent or Registrar.

                  "Authenticated" means (a) with respect to a Certificated Security, one which has been duly authenticated by manual signature of an authorized officer of the Trustee or an authenticating agent; and (b) with respect to an Uncertificated Security, one in respect of which the Trustee or authenticating agent has completed all Internal Procedures. "Authenticate," "Authenticating," and "Authentication" have the appropriate correlative meanings.

                  "Authorized Newspaper" means a newspaper of general circulation, in the official language of the country of publication or in the English language, customarily published on each business day. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

                  "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

                  "Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

                  "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

                  "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

                  "Certificated Security" or "Certificated Securities" means a Registered Security, Registered Securities, Unregistered Security or Unregistered Securities of any series evidenced by a writing or writings substantially in the form established as provided in Section 2.02(a) hereof.

                  "Company" means Newcourt Credit Group Inc., a corporation organized under the laws of the Province of Ontario, until a successor replaces it subject to the provisions of Article 5 and thereafter means the successor.

                  "Company Order" means an order signed by two Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.

                  "Consolidated Net Tangible Assets" means at the date of any determination thereof, the total assets appearing on the consolidated balance sheet of the Company and its

Restricted Subsidiaries as at the end of the most recent fiscal quarter of the Company for which such balance sheet is available, prepared in accordance with GAAP, less (a) all current liabilities (obligations whose liquidity is reasonably expected to occur within twelve months), (b) investments in and advances to Subsidiaries of the Company other than Restricted Subsidiaries or other entities accounted for on the equity method of accounting and (c) Intangible Assets.

                  "Debt" of any Person shall mean and include all obligations of such Person for money borrowed or which have been incurred in connection with the acquisition of assets which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all (i) Capitalized Rentals and (ii) Guaranties of obligations of others of the character referred to in this definition.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, (i) with respect to Global Securities of any Series which are offered for sale solely outside of the United States, a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, operator of the Euroclear System, and Centrale de Livraison de Valeurs Mobilieres, S.A., and (ii) with respect to Global Securities of any Series which are offered for sale in the United States, a clearing agency registered under the Securities Exchange Act of 1934, or any successor thereto, which shall in either case be designated by the Company pursuant to either Section 2.02 or 2.11.

                  "GAAP" means generally accepted accounting principles in Canada or the United States, as applicable, applied on a consistent basis.

                  "Global Security" means, with respect to any Series of Securities issued hereunder, a Security, which may be a Registered or an Unregistered Security, executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture, including Section 2.11, and pursuant to a Company Order, and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Securities of such Series or a portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, which have the same issue price. "Global Security" shall include any temporary global Security and any permanent global Security.

                  "Guarantee" means the agreement of the Guarantor in the form attached hereto as Exhibit A.

                  "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease property or to purchase Shares or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Indenture, a Guaranty in respect of any Debt shall be deemed, without duplication, to be Indebtedness equal to the principal amount of such Debt which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Guarantor" means AT&T Capital Corporation, a Delaware corporation, or any permitted successor or assignee.

                  "Holder" or "Securityholder" means a bearer of an Unregistered Security or of a coupon appertaining thereto or a Person in whose name a Registered Security is registered on the Registrar's books.

                  "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder,
(v) Capitalized Rentals and (vi) Guaranties of obligations of others of the character referred to in this definition.

                  "Indenture" means this Indenture as amended or supplemented from time to time and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

                  "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in the Company's consolidated balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill;
(ii) organization and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

                  "Internal Procedures" means in respect of the making of any one or more changes in or deletions of any one or more entries in the books or records kept for the purpose of indicating the registered Holder of a Security at any time (including without limitation, original issuance or registration of any transfer of ownership) the minimum number of the Trustee's or authenticating agent's internal procedures customary at such time for the action taken to be complete under the operating procedures followed at the time by the Trustee or authenticating agent, as the case may be, it being understood that neither preparation nor issuance, nor delivery to nor receipt by holders of Statements of Account shall constitute part of such procedures for any purpose of this definition.

                  "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of securities, indebtedness or other obligations or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to shares, shareholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For purposes of this Indenture, the Company or any Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

                  "Non-Recourse Debt" of the Company or any Restricted Subsidiary means any indebtedness for borrowed money of the Company or such Restricted Subsidiary, as the case may be, which is secured by any Lien (as such term is used in Section 4.03) on, or payable solely from the income and proceeds of, any property (including, without limiting the generality of such term, any intangible assets), shares of stock, other equity interests or debt of the Company or such Restricted Subsidiary, as the case may be, and which is not a general obligation of the Company or Restricted Subsidiary, as the case may be.

                  "Officer" means the Chairman of the Board of Directors, any Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President (whether or not designated by a number or numbers, or a word or words added before or after the title Vice-President), the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

                  "Opinion of Counsel" means a written opinion of legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to
Section 6.01.

                  "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, association, limited liability company, unincorporated organization or other entity.

                  "Principal" whenever used with reference to the Securities or any portion thereof, shall be deemed to include "any premium, if any."

                  "Purchase Money Obligations" means Liens incurred to secure the payment of the purchase price incurred in connection with the acquisition of real or personal assets (other than Acquired Financing Assets) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such assets at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of such assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (A) the Lien attach solely to such assets acquired or purchased, (B) at the time of acquisition of such assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such assets, and (C) all such Debt shall have been incurred within the applicable limitations of this Indenture.

                  "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Registered Security" means any Security issued hereunder and registered as to principal and interest by the Registrar.

                  "Responsible Officer" when used with respect to the Trustee, shall mean the chairman or any vice-chairman of the board of directors, the executive committee of the board of directors or trust committee, the president, any vice-president, the cashier, the secretary, the treasurer, any trust officer, any second or assistant vice-president or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

                  "Restricted Subsidiary" means each Subsidiary of the Company organized under the laws of any State of the United States or the District of Columbia, no substantial portion of the business of which is carried on outside of the United States; provided that each Drop-Down Subsidiary (as defined in Section 5.01) shall be a Restricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Subordinated Debt" means all Subordinated Debt of any Person which is secured by any Lien.

                  "Series" or "Series of Securities" means a series of Securities.

                  "Securities" means the debentures, notes or other obligations of the Company that have been Authenticated under this Indenture.

                  "Statement of Account" means a statement containing the information required by law, and such other information as the Company or the Trustee or the authenticating agent may provide, to be sent to Holders of Uncertificated Securities at the intervals and other times required by law or otherwise determined to be appropriate by the Company or the Trustee or the authenticating agent.

                  "Subordinated Debt" means and includes any Debt of any Person which is subordinated in right of payment to the Debt (other than Unsecured Subordinated Debt) of such Person; provided, however, that so long as no default has occurred and is continuing under any such Debt of such Person, such Person may make payments in connection with such Subordinated Debt as such payments become due.

                  "Subsidiary" means with respect to any Person, any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person and/or by one or more other Subsidiaries of such Person. For purposes of such definition, "voting stock" means stock ordinarily having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                  "TIA" means the Trust Indenture Act of 1939.

                  "Trust Indenture Act of 1939" means (except as herein otherwise expressly provided) the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 7aaa-7bbbb) as amended, as in force at the date of this Indenture as originally executed.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to that Series.

                  "Uncertificated Security" or "Uncertificated Securities" means any Security or Securities which is or are not a Certificated Security or Securities.

                  "Unregistered Security" means any Security issued hereunder which is not a Registered Security.

                  "Unsecured Subordinated Debt" means all Subordinated Debt of any Person other than Secured Subordinated Debt.

                  "U.S. Government Obligations" means:

                  (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged; or

                  (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or America.

                  "U.S. Person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  "Yield to Maturity" means the yield to maturity, calculated by the Company at the time of issuance of a Series of Securities or at the time of issuance of the Securities of a Series or portion thereof, or, if applicable, at the most recent determination of interest on such Series or Securities in accordance with accepted financial practice.

SECTION 1.02.     Other Definitions.

         Term                                       Section
         ----                                       -------
"Asset Drop-Down"                                    5.01
"Drop-Down Subsidiary"                               5.01
"Event of Default"                                   6.01
"Legal Holiday"                                      10.06
"Paying Agent"                                       2.04
"Registrar"                                          2.04


SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or a Securityholder.

                  "indenture to be so qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and the Guarantor or any other obligor on the indenture securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under TIA have the meanings assigned to them therein.

SECTION 1.04.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles, and, except as may otherwise be herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                  (3)      "or" is not exclusive; and

                  (4) words in the singular include the plural, and words in the plural include the singular.

                                    ARTICLE 2
                                 THE SECURITIES.

SECTION 2.01.     Issuable in Series.

                  The aggregate principal amount of Securities which may be Authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. There may be Registered Securities and Unregistered Securities within a Series and the Unregistered Securities may be subject to such restrictions, and contain such legends, as may be required by United States laws and regulations. Securities of a Series need not be identical but may differ with respect to maturity date, interest rate, redemption price, denominations, original issue date, issue price, and as to other terms. Securities of different Series may differ in any respect; provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

SECTION 2.02.     Establishment of Terms and Form of Series of Securities.

                  (a) At or prior to the issuance of any Series of Securities, the following shall be established either by or pursuant to a Board Resolution or by an indenture supplemental hereto:

                           (1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from the Securities of any other Series and from any other securities issued by the Company);

                           (2) any limit upon the aggregate principal amount of the Securities of the Series which may be Authenticated and delivered under this Indenture (which limit shall not pertain to Securities Authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.08, 2.09, 2.11, 3.05 or 9.05);

                           (3) the date or dates on which the principal of the Securities of the Series is payable, or whether the Securities of the Series are due upon demand by the Holder;

                           (4) the rate or rates at which the Securities of the Series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and, with respect to Registered Securities, the record date for the interest payable on any interest payment date;

                           (5) the place or places where the principal of and interest on Registered and Unregistered, if any, Securities of the Series shall be payable;

                           (6) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

                           (7) the obligation, if any, of the Company to redeem or purchase Securities of the Series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                           (8) if in other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

                           (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

                           (10) whether Securities of the Series shall be issuable as Registered Securities or Unregistered Securities (with or without interest coupons), or both, whether if such Security is a Registered Security such Security shall be a Certificated Security or an Uncertificated Security, and any restrictions applicable to the payment, offering, sale or delivery of Unregistered Securities and whether, and the terms upon which, Unregistered Securities of a Series may be exchanged for Registered Securities of the same Series and vice versa;

                           (11) whether and under what circumstances the Company will pay additional amounts on the Securities of that Series held by a person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

                           (12) the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series, including such legends as may be required by United States laws or regulations, the form of any coupons or temporary global Security which may be issued and the forms of any certificates which may be required hereunder or under United States laws or regulations in connection with the offering, sale, delivery or exchange of Unregistered Securities);

                           (13) the coin or currency in which the Securities of the Series are denominated, including multiple currency units;

                           (14) if other than the coin or currency in which the Securities of the Series are denominated, the coin or currency in which payment of the principal of, premium, if any, or interest on the Securities of the Series shall be payable;

                           (15) if the amount of payments of principal of, premium, if any, or interest on the Securities of the Series may be determined with reference to one or more indices the manner in which such amounts shall be determined;

                           (16) whether Securities of the Series are issuable as, or exchangeable for, one or more Global Securities and, in such case, the terms upon which interests in such Global Security or Global Securities shall be exchangeable by the Company or the Holder thereof for definitive Securities, and the identity of the Depositary for such Series; and

                           (17) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that Series.

                  (b) If the terms and form or forms of any Series of Securities are established by or pursuant to a Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee at or prior to the issuance of such Series with (1) the form or forms of Security which have been approved attached thereto, or (2) if such Board Resolution authorizes a specific Officer or Officers to approve the terms and form or forms of the Securities, a certificate of such Officer or Officers approving the terms and form or forms of Security with such form or forms of Securities attached thereto; provided that if such Security is to be an Uncertificated Security, then no such form of Security need be delivered to the Trustee and in lieu thereof of the Company shall deliver to the Trustee a summary statement of the principal terms and conditions of such Uncertificated Securities, to the extent not already set forth pursuant to a Board Resolution establishing such Series of Uncertificated Securities. Such Board Resolution or certificate may provide general terms or parameters for Securities of any Series and may provide that the specific terms of particular Securities of a Series may be determined in accordance with or pursuant to the Company Order referred to in Section 2.03(d) hereof.

SECTION 2.03.     Execution, Authentication and Delivery.

                  (a) Certificated Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President, a Vice-President, the Chief Financial Officer, the Treasurer, or an Assistant Treasurer, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. Signatures shall be manual or facsimile. The coupons of Unregistered Securities shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.

                  (b) If an Officer, an Assistant Treasurer or an Assistant Secretary whose signature is on a Certificated Security or coupon no longer holds that office at the time the Certificated Security is Authenticated, the Certificated Security or coupon shall be valid nevertheless.

                  (c) A Security shall not be valid until Authenticated by the manual signature of the Trustee or an authenticating agent and no coupon shall be valid until the Security to which it appertains has been so Authenticated. Such signature shall be conclusive evidence that the Security has been Authenticated under this Indenture. Each Unregistered Security shall be dated the date of its original issuance and each Registered Security shall be dated the date of its Authentication. Notwithstanding the foregoing, an Uncertificated Security shall be valid when Authenticated by the Trustee or authenticating agent.

                  (d) The Trustee shall Authenticate and deliver Securities of any Series for original issue from time to time in the aggregate principal amount established for such Series pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by a Company Order; provided that in the case of Uncertificated Securities of any Series there shall be no delivery requirement. The maturity date, original issue date, interest rate and any other terms of the Securities of such Series shall be determined by or pursuant to such Company Order and procedures. If provided for in such procedures, such Company Order may authorize Authentication and delivery pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.

                  The Trustee may conclusively rely on the documents and opinion delivered pursuant to Section 2.02 and this Section 2.03, as applicable (unless revoked by superseding comparable documents or opinions) as to the authorization of the Board of Directors of any Securities delivered hereunder, the form thereof and the legality, validity, binding effect and enforceability thereof.

                  If the form and general terms of the Securities of any Series have been established by or pursuant to one or more Board Resolutions as permitted by Section 2.02, in Authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by
Section 10.04, an Opinion of Counsel stating,

                  (1) the form and general terms of such Securities have been established in conformity with the provisions of this Indenture;

                  (2) that Securities in such form, when completed as to specific terms substantially in accordance with the Board Resolution establishing such form or any actions taken pursuant thereto (the records of which actions shall have been evidenced as provided in such Board Resolution), when Authenticated in accordance with this Indenture, all in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

                  (3) the Guarantee in respect of the Securities constitutes a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

                  If the terms and form or forms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.02, the Trustee shall not be required to Authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee's own rights, duties, or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                  Notwithstanding the foregoing, until the Company has delivered an Officers' Certificate to the Trustee and the Registrar stating that, as a result of the action described in such notice, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities, (i) delivery of Unregistered Securities will be made only outside the United States and its possessions and (ii) Unregistered Securities will be released in definitive form whether in the form of a Global Security or otherwise to the Person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company and set forth in or annexed to such Officers' Certificate.

                  (e) The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution (or certificate of an Officer or Officers) or supplemental indenture pursuant to Section 2.02.

                  (f) The form of the Trustee's Certificate of Authentication to appear on Certificated Securities shall read as follows:

                           "This is one of the Certificated Securities of the Series designated therein referred to in the within-mentioned Indenture.

                                    The Chase Manhattan Bank, as Trustee


                                    By _________________________
                                            Authorized Officer"

                  (g) The Company hereby acknowledges that the failure to endorse the Guarantee on Certificated Securities shall not affect or impair the validity or enforceability of such Guarantee.

SECTION 2.04.     Registrar and Paying Agent.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, State of New York, any office or agency where Registered Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where (subject to Sections 2.05 and 2.08) Securities may be presented for payment or for exchange ("Paying Agent"). With respect to any Series of Securities issued in whole or in part as Unregistered Securities, the Company shall maintain one or more Paying Agents located outside the United States and its possessions and shall maintain such Paying Agents for a period of two years after the principal of such Unregistered Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company will maintain a Paying Agent outside the Untied States and its possession to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent with reasonable notice. The Registrar shall keep a register with respect to each Series of Securities issued in whole or in part as Registered Securities and to their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for each Series of Securities and the Company may terminated the appointment of any co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any co-Registrar, except that any co- Registrar shall not keep the register. The term "Paying Agent" includes any additional Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.05.     Payment on Securities.

                  (a) Subject to the following provisions, the Company will pay to the Trustee the amounts of principal of and interest on the Securities at the times and for the purposes set forth herein and in the text or provided for in the terms of the Securities for each Series, and the Company hereby authorizes and directs the Trustee from funds so paid to it to make or cause to be made payment of the principal of and interest, if any, on the Securities and coupons of each Series as set forth herein and in the text or provided for in the terms of such Securities and coupons. Except as otherwise provided with respect to any Series of Securities, the Trustee will arrange directly with any Paying Agent for the payment, or the Trustee will make payment, from funds furnished by the Company, of the principal of and interest, if any, on the Securities and coupons of each Series by check in the currency in which the Securities are payable.

                  (b) Except as otherwise provided with respect to a Series of Securities, interest, if any, on Registered Securities of a Series shall be paid on each interest payment date for such Series to the Holder thereof at the close of business on the relevant record dates specified in the Securities of such Series. The Company may pay such interest by check mailed to such Holder's address as it appears on the register for Securities of such Series. Principal of Registered Securities that are Certificated Securities shall be payable only against presentation and surrender thereof at the office of the Paying Agent in New York, unless the Company shall have otherwise instructed the Trustee in writing. Principal of Registered Securities that are Uncertificated Securities shall be paid by check payable to the Holder mailed to its address as shown on the books of the Registrar, unless the Company shall have otherwise instructed the Trustee in writing. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue with respect to such payment for the intervening period, except in the case of interest (other than interest payable at maturity) payable on any Security that bears interest at a floating rate, in which case interest shall accrue for such intervening period.

                  (c) To the extent provided in the Securities of a Series, (i) payments with respect to which coupons have been issued by the Company shall be paid only against presentation and surrender of the coupons as they mature and
(ii) original issue discount (as defined in Section 1273 of the Internal Revenue Code of 1986, as amended), if any, on Unregistered Securities with respect to which coupons have not been issued shall be paid only against presentation and surrender of such Securities; in either case at the office of a Paying Agent located outside of the United States and its possessions, unless the Company shall have otherwise instructed the Trustee in writing. Principal of Unregistered Securities shall be paid only against presentation and surrender thereof as provided in the Securities of a Series. If at the time a payment of principal of or interest, if any, or original issue discount, if any, on an Unregistered Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States and its possessions is illegal or effectively precluded because of the impositions of exchange controls or other similar restrictions on the payment of such amount in the applicable currency, then the Company may instruct the Trustee to make such payments at the office of a Paying Agent located in the United States, provided that provision for such payment in the United States would not cause such Unregistered Security to be treated as a "registration-required obligation" under United States law and regulations.

SECTION 2.06.     Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any or all Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on such Series of Securities, and that the Paying Agent will notify the Trustee of any default by the Company in making any such payment and while any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or any of its Subsidiaries act as Paying Agent, it shall segregate the money held by it for the payment of principal or interest on any Series of Securities and hold such money as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing the Paying Agent shall have no further liability for the money so paid.

SECTION 2.07.     Securityholder Lists; Ownership of Securities.

                  (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semi-annually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of each such Series of Securities. If there are Unregistered Securities of any Series outstanding, even if the Trustee is the Registrar, the Company shall furnish to the Trustee such a list containing such information with respect to Holders of such Unregistered Securities only.

                  (b) Ownership of Registered Securities of a Series shall be proved by the register for such Series kept by the Registrar. Ownership of Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate or affidavit executed by the Person holding such Unregistered Securities or by a depository with whom such

Unregistered Securities have been deposited, if the certificate or affidavit is satisfactory to the Trustee. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Unregistered Security or coupon and the Person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

SECTION 2.08.     Transfer and Exchange.

                  (a) Where Registered Securities of a Series (other than Securities which, pursuant to the Board Resolution or supplemental indenture establishing the terms of the Series to which the Securities belong, are not transferable) are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Registered Securities of the same Series, date of maturity, interest rate, and original issue date of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.

                  (b) If both Registered and Unregistered Securities are authorized for a Series of Securities and the terms of such Securities permit,
(i) Unregistered Securities may be exchanged for an equal principal amount of Registered or Unregistered Securities of the same Series, date of maturity, interest rate, and original issue date in any authorized denominations upon delivery to the Registrar (or a Paying Agent, if the exchange is for Unregistered Securities) of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met, and (ii) Registered Securities may be exchanged for an equal principal amount of Unregistered Securities of the same Series, date of maturity, interest rate, and original issue date in any authorized denominations (except that any coupons appertaining to such Unregistered Securities which have matured and have been paid shall be detached) upon delivery to the Registrar of the Registered Securities and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met.

                  Notwithstanding the foregoing, the exchange of Unregistered Securities for Registered Securities or Registered Securities for Unregistered Securities will be subject to the satisfaction of the provisions of United States law and regulations in effect at the time of such exchange, and no exchange of Registered Securities for Unregistered Securities will be made until the Company has notified the Trustee and the Registrar that, as a result of such exchange, the Company would not suffer adverse consequences under such law or regulations.

                  (c) To permit registrations of transfers and exchanges, the Trustee shall Authenticate Securities upon surrender of Securities for registration of transfer or for exchange as provided in this Section. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  (d) Neither the Company nor the Registrar shall be required
(i) to issue, register the transfer of or exchange Securities of any Series for the period of 15 days immediately preceding the selection of any such Securities to be redeemed, or (ii) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

                  (e) Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery.

SECTION 2.09.     Replacement Securities.

                  (a) If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall issue and the Trustee shall Authenticate a replacement Registered Security, if such surrendered Security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security, of the same Series, date of maturity, interest rate, and original issue date if the Trustee's requirements are met.

                  (b) If the Holder of a Security claims that the Security or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall Authenticate a replacement Registered Security, if such Holder's claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Security or the Unregistered Security to which such lost, destroyed or wrongfully taken coupon appertains, if such Holder's claim pertains to an Unregistered Security, of the same Series, date of maturity, interest rate, and original issue date, if the Trustee's requirements are met; provided, however, that the Trustee or the Company may require any such Holder to provide to the Trustee or the Company security or indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the party requesting a replacement Security for its expenses in replacing a Security.

                  (c) Every replacement Security is an additional obligation of the Company.

SECTION 2.10.     Outstanding Securities.

                  (a) Securities outstanding at any time are all Securities Authenticated by the Trustee or an authenticating agent except for those canceled by it, those Certificated Securities delivered to it for cancellation, those Uncertified Securities for which the Trustee or the Registrar has received valid cancellation instructions and those Securities described in this Section as not outstanding.

                  (b) If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  (c) If the Paying Agent holds on a redemption date or maturity date money sufficient to pay all amounts due on Securities of such Series, they shall cease to be outstanding and interest on them shall cease to accrue.

                  (d) Any acquisition of any Security by the Company or an Affiliate shall not operate as a redemption or satisfaction of the indebtedness represented by such Security unless and until the same is canceled and delivered to the Trustee or surrendered to the Trustee for cancellation.

                  (e) In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

SECTION 2.11.     Temporary Securities; Global Securities.

                  (a) Until definitive Registered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Registered Securities of such Series. Temporary Registered Securities of any Series shall be substantially in the form of definitive Registered Securities of such Series but may have variations that the Company considers appropriate for temporary Securities. Every temporary Registered Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the same conditions, and with like effect, as a definitive Registered Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Registered Securities of the same Series, date of maturity, interest rate, and original issue date in exchange for temporary Registered Securities. All references herein to "definitive Registered Securities" shall be deemed to apply equally to permanent global Registered Securities.

                  (b) Until definitive or permanent global Unregistered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate one or more temporary Unregistered Securities, which may have coupons attached or which may be in the form of a single temporary global Unregistered Security of that Series. The temporary Unregistered Security or Securities of any Series shall be substantially in the form approved by or pursuant to a Board Resolution and shall be delivered outside the United States and its possession to such Person or Persons as the Company shall direct against such certification as the Company may from time to time prescribe by or pursuant to a Board Resolution. The temporary

Unregistered Security or Securities of a Series shall be executed by the Company and authenticated by the Trustee upon the same conditions, and with like effect, as a definitive Unregistered Security of such Series, except as provided herein or therein. A temporary Unregistered Security or Securities shall be exchangeable for definitive or permanent global Unregistered Securities at the time and on the conditions, if any, specified in the temporary Security.

                  (c) Upon any exchange of a part of a temporary or permanent global Unregistered Security of a Series for definitive or permanent global Unregistered Securities of such Series, the temporary or permanent global Unregistered Security, as the case may be, shall be endorsed by the Trustee or an authenticating agent for the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of definitive or permanent Unregistered Securities, as the case may be, of such Series so exchanged and endorsed. Upon any exchange of a part of a temporary or permanent global Registered Security of a Series for definitive or permanent global Registered Securities of such Series, the temporary or permanent global Registered Security, as the case may be, shall be endorsed by the Trustee or an authenticating agent for the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of definitive or permanent Registered Securities, as the case may be, of such Series so exchanged and endorsed.

                  (d) If the Company shall establish pursuant to Section 2.02 that the Securities of a particular Series are to be issued as one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 2.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver to the Depositary or pursuant to the Depositary's instruction one or more Global Securities. Each Global Security shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

                  (e) Notwithstanding any other provision of this Section 2.11 or of Section 2.08, except for exchanges of Global Securities as provided in
Section 2.11(c), a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depositary for such Series, or to a successor Depositary for such Series selected or approved by the Company or to a nominee of such successor Depositary.

                  (f) If at any time the Depositary for a Series of Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Series or, with respect to a Depositary for such Series or, with respect to a Depositary contemplated by clause (ii) of the definition thereof, if at any time the Depositary for such Series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and, in any such case, a successor Depositary for such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such Series and the Company will execute, and the Trustee will authenticate and deliver in accordance with a Company Order, Securities of such Series in definitive registered form without coupons, or in definitive bearer form with coupons, as applicable, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such Series in exchange for such Global Security.

                  (g) With the prior written consent of the Company with respect to a Series of Registered Securities, the Depositary for such Series of Securities may surrender a Global Security for such Series of Securities in exchange in whole or in part for Securities of such Series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary (pursuant to instructions from its direct or indirect participants or otherwise) a new Security or Securities of the same Series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (ii) in the event the principal amount of the surrendered Global Security exceeds the aggregate principal amount of Securities delivered to Holders pursuant to the preceding clause (i), to such Depositary a new Global Security of like tenor and terms and in an aggregate principal amount equal to such excess.

SECTION 2.12.     Cancellation.

                  The Company at any time may deliver Certificated Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Certificated Securities and coupons surrendered to them, for registration of transfer, or for exchange or payment. The Trustee shall cancel all Certificated Securities and coupons surrendered for registration of transfer, or for exchange, payment or cancellation and may dispose of canceled Certificated Securities and coupons as the Company directs; provided, however, that any Unregistered Certificated Securities of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Certificated Securities of such Series. The Company may not issue new Certificated Securities of a Series to replace Certificated Securities of such Series that it has paid or delivered to the Trustee for cancellation.

SECTION 2.13.     Defaulted Interest.

                  If the Company defaults on a payment of interest on a Series of Securities, the Company shall pay the defaulted interest as provided in such Securities or in any lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed and acceptable to the Trustee.

                                    ARTICLE 3
                                   REDEMPTION.

SECTION 3.01.     Notice to Trustee.

                  The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or any part thereof, or may covenant to redeem and pay the Series of Securities or any part thereof, before maturity at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of the Series of Securities to be redeemed. The Company shall give sixty days advance notice to the Trustee before the redemption date or such lesser notice as shall be satisfactory to the Trustee.

SECTION 3.02.     Selection of Securities to be Redeemed.

                  Upon notice that less than all the Securities of a Series are to be redeemed, the Trustee shall thereupon select the Securities of the Series to be redeemed in such manner as the Trustee shall deem fair and appropriate, such selection to be made from Securities of the Series that are outstanding and that have not previously been called for redemption. Securities of the Series and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.02(a)(8), in amounts equal to the minimum principal denomination for each such Series and integral multiples thereof. Provisions of the Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

SECTION 3.03.     Notice of Redemption

                  (a) At least 30 days but not more than 90 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities that are to be redeemed.

                  (b) If Unregistered Securities are to be redeemed, notice of redemption shall be published by the Company in an Authorized Newspaper in the City of New York, and if such Securities to be redeemed are listed on the London Stock Exchange, London, and, if such Securities to be redeemed are listed on the Luxembourg Stock Exchange, Luxembourg, once in each of four successive calendar weeks, the first publication to be not less than 30 nor more than 90 days before the redemption date.

                  (c) All notices shall identify the Series of Securities to be redeemed and shall state:

                           (1)      the redemption date;

                           (2)      the redemption price;

                           (3) if less then all the outstanding Securities of a Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                           (4)      the name and address of the Paying Agent;

                           (5) the Securities of the Series called for redemption and that all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the redemption price;

                           (6) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and

                           (7) if redemption is for a mandatory or optional sinking fund payment.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04.              Effect of Notice of Redemption.

                  Once notice of redemption is mailed or published, Securities of a Series called for redemption become due and payable on the redemption date. Upon surrender to the Paying Agent of such Securities together with all unmatured coupons, if any, appertaining thereto, such Securities will be paid at the redemption price plus accrued interest to the redemption date, but regular installments of interest due on or prior to the redemption date will be payable, in the case of Unregistered Securities, to the bearers of the coupons for such interest upon surrender thereof, and, in the case of Registered Securities (except as otherwise provided with respect to the Securities of a Series), to the Holders of such Securities of record at the close of business on the relevant record dates; provided that in the case of Securities that are Uncertificated Securities, no such surrender shall be required and the redemption price shall be paid to the Holders of such Uncertificated Securities of record at the close of business on the redemption date (except as otherwise provided with respect to the Securities of a Series).

SECTION 3.05.     Deposit of Redemption Price.

                  On or before the redemption date, the Company shall deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) interest accrued to the redemption date on all Securities to be redeemed on that date.

                  Upon surrender of a Certificated Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of that Security a new Security or Securities of the same Series, the same form and the same date of maturity, interest rate, and original issue date in authorized denominations equal in aggregate principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.06.     Mandatory and Optional Sinking Funds.

                  The minimum amount of any sinking fund payment provided for by the terms of any Series of Securities is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of any Series of Securities is herein referred to as an "optional sinking fund payment." The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

                  In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.12, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

                  On or before the sixtieth day next preceding each sinking fund payment date for any Series, the Company will deliver to the Trustee a written statement signed by an Officer of the Company (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such Series, (b) stating that none of the Securities of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing, (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date, and (e) specifying such sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.12 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such Series in respect thereof and
(ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section.

                  If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected. Securities of any Series which are (a) owned by the Company or a Person known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, as shown by the Security register, and not known to the Trustee to have been pledged or hypothecated by the Company or any such entity or (b) identified in an Officers' Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Securities of such Series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in
Section 3.03 (and with the effect provided in Section 3.04) for the redemption of Securities of such Series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

                  At least one business day before each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

                  The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or mail any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Six and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in
Section 6.06 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

SECTION 3.07.     Prepayment Upon Certain Taxation Events

                  Where further to the terms of any Series of Securities the Company becomes subject to payment of an Additional Amount in accordance with
Section 4.05, the Company may, at its option and (notwithstanding Section 3.01) upon giving notice to that effect of at least 30 days to the Trustee and to the holders of Securities of that Series, redeem all the Securities of that Series then outstanding, at their principal amount together with interest accrued thereon to the date fixed for redemption. The Company's right to prepay pursuant to this Section 3.07 shall continue as long as the Company is obligated to pay such Additional Amounts in respect of Securities of such Series, notwithstanding that the Company may have made payments of Additional Amounts.

                                    ARTICLE 4
                                   COVENANTS.

SECTION 4.01.     Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment. If the Securities of a Series provide for the payment of additional amounts as contemplated by
Section 2.02(a)(11), at least 10 days prior to the first interest payment date with respect to that Series of Securities (or if the Securities of that Series will not bear interest prior to maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and interest on the Securities of that Series shall be made to Holders of Securities of that Series or any related coupons who are not U.S. Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the Series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent such additional amounts as may be required pursuant to the terms applicable to such Series. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

SECTION 4.02.     Reports by the Company.

                  The Company covenants:

                  (a) to file with the Trustee, within 15 days after the Company or the Guarantor is required to file the same with the SEC or the Ontario Securities Commission, as applicable, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC or the Ontario Securities Commission, as applicable, may from time to time by rules and regulations prescribe) which the Company or the Guarantor may be required to file with the SEC or the Ontario Securities Commission; or, if the Company or the Guarantor is not required to file such information, documents or reports, then to file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as the SEC may prescribe from time to time in its rules and regulations;

                  (b) to file with the Trustee, the SEC and the Ontario Securities Commission, in accordance with the rules and regulations prescribed from time to time by the SEC or the Ontario Securities Commission, as applicable, such additional information, documents, and reports with respect to compliance by the Company and the Guarantor with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

                  (c) to transmit by mail to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such Holders of Unregistered Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, within 30 days after the filing thereof with the Trustee, and to all Holders whose names appear on the list furnished to the Trustee by the Company under Section 2.07(a), such summaries of any information, documents and reports required to be filed by the Company and the Guarantor pursuant to subsections (a) and (b) of this Section 4.02 as may be required by rules and regulations prescribed from time to time by the SEC; and

                  (d) in the case of Uncertificated Securities for which the Trustee does not act as Registrar, to file with the Trustee at the time it files the annual or quarterly reports required to be filed pursuant to paragraph (a) hereof or at such other times as the Trustee may reasonably request, a statement of the aggregate amount of such Uncertificated Securities issued and outstanding hereunder.

SECTION 4.03.     Limitations on Incurrence of Secured Debt.

                  (a) The Company will not, nor will it permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, without thereupon expressly securing the due and punctual payment of the principal of, premium, if any, and the interest on the Securities of each Series equally and ratably with any and all other obligations and indebtedness secured by such Lien, so long as any such other obligations and indebtedness shall be so secured, and the Company covenants that if and when any such Lien is created, the Securities of each Series will be so secured thereby. Notwithstanding the foregoing, this Section shall neither limit nor be deemed or construed as limiting the right of the Company or any Restricted Subsidiary to create or incur, or suffer to be incurred or to exist, any one or more of the following Liens:

         (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen;

         (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

         (iii) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and solicitors' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

         (iv) Minor survey exceptions, or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and the Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and the Restricted Subsidiaries;

         (v) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

         (vi)     Any other Liens (other than Liens described in clauses (i) -
                  (xvi)) the amounts in respect of which in the aggregate do not exceed 10% of Consolidated Net Tangible Assets;

         (vii)    Purchase Money Obligations;

         (viii) Liens on Acquired Financing Assets to secure Secured Subordinated Debt of the Company or the Restricted Subsidiaries arising in connection with the acquisition of such Acquired Financing Assets;

         (ix) Liens securing Non-Recourse Debt of the Company or the Restricted Subsidiaries;

         (x) Liens created or incurred after the date hereof upon any property (the "Substitute Property") concurrently with the release of a comparable Lien on other property (the "Released Property"), provided that (A) the fair market value of the Substitute Property shall not exceed the fair market value of the Released Property by more than 110%, (B) the character and use of the Substitute Property shall be substantially equivalent to the character and use of the Released Property, and (C) such substitution shall be without increase in the principal amount of the Debt remaining unpaid as of the date of such substitution which is to be secured by the Lien on such Substitute Property and such remaining unpaid principal amount of such Debt shall not exceed the aggregate fair market value of such Substitute Property and any other property securing such Debt;

         (xi) Liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

         (xii) Liens on property, shares of stock, other equity interests, or debt existing at the time of acquisition or repossession thereof by the Company or any Restricted Subsidiary;

         (xiii) Liens on physical property (or any Accounts Receivable arising in connection with the lease thereof), shares of stock, other equity interests, or debt acquired (or, in the case of physical property, constructed) after the date of this Indenture by the Company or any Restricted Subsidiary, which liens are created prior to, at the time of, or within one year after such acquisition (or, in the case of physical property, the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure any debt issued, incurred, assumed or guaranteed prior to, at the time of, or within one year after such acquisition (or such completion or commencement, whichever is later) or to secure any other debt issued, incurred, assumed or guaranteed at any time thereafter for the purpose of refinancing all or any part of such debt;

         (xiv) Liens on Accounts Receivable of the Company or any Restricted Subsidiary arising from or in connection with transactions entered into by the Company or such Restricted Subsidiary after the date of this Indenture or on Accounts Receivable acquired by the Company or such Restricted Subsidiary after such date from others which liens are created prior to, at the time of, or after such Accounts Receivable arise or are acquired (i) as a result of any guarantee, repurchase or other contingent (direct or indirect) or recourse obligation of the Company or such Restricted Subsidiary in connection with the discounting, sale, assignment, transfer or other disposition of such Accounts Receivable or any interest therein, or (ii) to secure or provide for the payment of all or any part of the investment of the Company or such Restricted Subsidiary in any such Accounts Receivable (whether or not such Accounts Receivable are the Accounts Receivable on which such liens are created) or the purchase price thereof or to secure any debt (including, without limitation, Non-Recourse Debt) issued, incurred, assumed or guaranteed for the purpose of financing or refinancing all or any part of such investment or purchase price;

         (xv) any extension, renewal, or replacement of any Lien permitted by the preceding subsections (vi), (vii), (viii), (x), (xi),
                  (xii), (xiii) and (xiv) hereof in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refinancing of the Debt secured thereby; provided that (A) such Lien shall attached solely to the same such property or Substitute Property, (B) such extension, renewal or refinancing of such Debt shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refinancing, and (C) the Debt secured by such Lien shall have been incurred within the limitations of this Indenture; and

         (xvi) any Lien approved by the Holders holding 66 2/3% or more in principal amount of the outstanding Securities of each Series.

; provided, however, that (i) any recourse provided by the Company or any Restricted Subsidiary in connection with any sale, transfer or other disposition by the Company or any Restricted Subsidiary of Accounts Receivable or of any Restricted Subsidiary substantially all the assets of which are Accounts Receivable which constitutes a "sale" under generally accepted accounting principles (as in effect at the time of such sale, transfer or other disposition) shall not, in any event, constitute a Lien and (ii) no Asset Drop Down (as defined in Section 5.01) shall, in any event, constitute a Lien; and provided, further, that neither the satisfaction and discharge of any debt pursuant to Section 8.01 of this Indenture or pursuant to any similar provision in any other indenture or instrument governing any debt, nor the defeasance of any Debt pursuant to Section 8.02 of this Indenture or pursuant to any similar provision in any other indenture or instrument governing any Debt, shall be deemed the incurrence, issue, assumption or guarantee of Debt secured by a Lien for purposes of this Section 4.03(a).

                  (b) The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 4.03(a) with respect to the Securities of any Series if before or after the time for such compliance the Holders of a majority in aggregate principal amount of the Securities of such Series at the time outstanding shall, by action of such Securityholders in accordance with this Indenture, either waive such compliance in such instance or generally waive compliance with such covenant or conditions, but no such waiver shall extend to or affect (x) any other Series of Securities or (y) such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 4.04.   Statement as to Compliance; Notice of Certain Events of Default.

                  The Company will, and will cause the Guarantor to, within 120 days after the close of each fiscal year, commencing with the first fiscal year following the issuance of Securities of any Series under this Indenture, file with the Trustee a certificate of its principal executive officer, the principal financial officer or the principal accounting officer, covering the period from the date of issuance of such Securities to the end of the fiscal year in which such Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of the signers, the Company has complied with all conditions and covenants on its part contained in this Indenture, and, if the signers have obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 4.05.     Payment of Additional Amounts.

                  Where required by the terms of any Series of Securities, all payments made by the Company under or with respect to Securities of such Series (which Securities are hereafter referred to in this Section 4.05 as "Securities") will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct

Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Securities (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder of Securities would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a holder of Securities (an "Excluded Holder") (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payments thereunder, or (iii) who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any relevant tax authority. The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Trustee within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

                                    ARTICLE 5
                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

SECTION 5.01.     Consolidation or Merger, etc., on Certain Terms.

                  The Company covenants that it will not merge or consolidate with any other Person or sell or convey all, or substantially all of its assets to any Person (other than such a sale or conveyance to a Subsidiary of the Company or any successor thereto (such a sale or conveyance being called an "Asset Drop-Down")), unless (i) the Company shall be the continuing corporation or the successor Person or the Person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company by supplemental indenture or amendment, as applicable, in form satisfactory to the Trustee, executed and delivered to the Trustee by such Person, and (ii) the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. In the event of any Asset Drop-Down after the date of this Indenture, any subsequent sale or conveyance of assets by a Subsidiary to which assets were transferred in such Asset Drop-Down (a "Drop-Down Subsidiary") will be deemed to be a sale or conveyance of assets by the Company for purposes of this Section 5.01.

SECTION 5.02.     Successor Corporation Substituted.

                  In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the Successor, such Successor shall succeed to and be substituted for the Company with the same effect as if it had been named as such herein. With respect to any Successor to the Company, such Successor may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such Successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

                  In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                  In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any Successor which shall theretofore have become such in the manner described in this Article shall be released and discharged from all obligations and covenants under this Indenture.

SECTION 5.03.     Opinion of Counsel to Trustee.

                  The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel, prepared in accordance with Section 10.04, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, any such assumption, and any such release and discharge complies with the applicable provisions of this Indenture.

                                    ARTICLE 6
                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT.

SECTION 6.01.    Events of Default; Acceleration of Maturity; Waiver of Default.

                  In case one or more of the following events shall have occurred and be continuing with respect to the Securities of any Series ("Events of Default"):

                  (a) default in the payment of any installment of interest upon any of the Securities of that Series as and when the same shall become due and payable, and continuance of such default for a period of 90 days; or

                  (b) default in the payment of the principal of any of the Securities of that Series as and when the same shall become due and payable either at maturity, upon redemption, or otherwise (except as may be otherwise provided in the Board Resolution or supplemental indenture establishing the terms of the Securities of such Series); or

                  (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of that Series, in this Indenture contained or in any supplemental indenture under which the Securities of that Series have been issued, for a period of 90 days after the date on which written notice of such failure (specified as a "Notice of Default"), requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount of the Securities of that Series at the time outstanding; or

                  (d) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or substantially all of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or substantially all of its property or make any general assignment for the benefit of creditors; or the Company shall admit in writing its inability to pay its debts generally as they become due; or

                  (f) any other Event of Default provided in the applicable resolution of the Board of Directors or in the supplemental indenture under which such Series of Securities is issued, as the case may be, as contemplated by Section 2.02;

then and in each and every such case, unless the principal of all the Securities of that Series shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent in aggregate principal amount of the Securities of that Series then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of all the Securities of that Series to be due and payable immediately, and upon any such declaration the same (or, in the case of Original Issue Discount Securities, such specified amount) shall become and shall be immediately due and payable, anything in this Indenture, in any supplemental indenture under which the Securities of that Series have been issued or in the Securities of that Series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Securities of that Series (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay, or shall deposit with the Trustee a sum sufficient to pay, all matured installments of interest upon all the Securities of that Series and the principal of any and all Securities of that Series which shall have become due otherwise than by declaration, with interest upon such principal and (to the extent that payment of such interest is enforceable under applicable law) upon any overdue installments of interest at the same rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of that Series, to the date of such payment or deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and if any and all defaults under this Indenture with respect to the Securities of that Series, other than the nonpayment of the principal of and interest on the Securities of that Series which shall have become due by declaration, shall have been remedied -- then and in every such case the Holders of a majority in aggregate principal amount of the Securities of that Series then outstanding by written notice to the Company and to the Trustee may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission or annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

                  For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

                  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders of the Securities shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders of the Securities shall continue as though no such proceedings had been taken.

SECTION 6.02.     Collection of Indebtedness by Trustee; Trustee May Prove Debt.

                  The Company covenants that (1) in the case default shall be made in the payment of any installment of interest on any of the Securities of any Series, as and when the same shall become due and payable, and such default shall have continued for a period of 90 days, or (2) in case default shall be made in the payment of the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity or upon redemption or upon declaration or otherwise -- then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such Series, the whole amount that then shall have become due and payable on all Securities of such Series for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon any overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such Series, and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 7.07.

                  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

                  In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the Securities of any Series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, (a) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of any Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Series), premium, if any, and interest paid and unpaid in respect of the Securities of any Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents and counsel, and for reimbursement of all amounts due the Trustee under Section 7.07) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities of any Series, or to the creditors or property of the Company or such other obligor, (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any Series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and (c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf and any receiver, assignee, liquidator, custodian, trustee or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  All rights of action and to assert claims under this Indenture, or under any of the Securities of any Series or coupons appertaining thereto, may be enforced by the Trustee without the possession of any of the Securities of such Series or of any coupons appertaining thereto or the production thereof in any trial or other proceedings relative thereto, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities or coupons appertaining to such Securities in respect of which such action was taken.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities or coupons appertaining to such Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities or coupons parties to any such proceedings.

                  In the case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture, or in aid of the exercise of any power granted in this Indenture, or otherwise, and the Trustee may enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 6.03.     Application of Proceeds.

                  Any moneys collected by the Trustee pursuant to Section 6.02 in respect of any Series shall be applied in the order following, at the date or dates fixed by the Trustee and in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation (except in the case of Uncertificated Securities) of the several Securities and coupons, if any, appertaining to such Securities in respect of which moneys have been collected and stamping thereon the payment if only partially paid, and upon surrender thereof if fully paid:

                  First:  The Trustee for amounts due under Section 7.07;

                  Second: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become due, to the payment of interest on the Securities of such Series in default, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such Series, such payments to be made ratably to the Persons entitled thereto;

                  Third: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become due by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon all of the Securities of such Series for principal (and premium, if any) and interest, with interest on the overdue principal (and premium, if any) , and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such Series, and in the case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal (and premium, if any) and interest or Yield to Maturity without preference or priority of principal (and premium, if any) over interest or Yield to Maturity, or of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal (and premium, if any) and interest or Yield to Maturity; and

                  Fourth:  To the Company.

SECTION 6.04.     Limitation on Suits by Securityholders.

                  No Holder of any Security of any Series or any coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and unless also the Holders of not less than twenty-five percent in aggregate principal amount of the Securities of such Series then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity, as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended and being expressly covenanted by the taker and Holder of every Security or coupon with every other taker and Holder and the Trustee that no one or more Holders of Securities of any Series or coupons appertaining thereto shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities or coupons of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series and coupons, if any, appertaining thereto. For the protection and enforcement of the provisions of this Section 6.04, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Notwithstanding any other provision in this Indenture or any provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium, if any and interest on such Security, on or after the respective due dates expressed in such Security, or any redemption date, and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to institute suit for the enforcement of any such payment on or after such respective due dates or redemption dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.05. Powers and Remedies Cumulative; Delay or Omission, Not Waiver of Default.

                  All powers and remedies given by this Article Six to the Trustee or to the Securityholders or the Holders of any coupons shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Securityholders or the Holders of any coupons, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of the Securities or coupons in exercising any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Securityholders or the Holders of any coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders or the Holders of any coupons.

SECTION 6.06.     Control by Securityholders; Waiver of Defaults.

                  The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with each Series voting as a separate class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series so affected not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders. Prior to the declaration of the maturity of the Securities of any Series as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Securities of such Series at the time outstanding may on behalf of the Holders of all the Securities of such Series waive any past default hereunder with respect to such Series and its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series. In the case of any such waiver, the Company, the Trustee and the holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.07.     Right of Court to Require Filing of Undertaking to Pay Costs.

                  All parties to this Indenture agree, and each Holder of any Security or coupon appertaining thereto, by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders of any Series, holding in the aggregate more than ten percent in principal amount of the Securities of such Series outstanding, or to any suit instituted by any

Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the due date expressed in such Security.

                                    ARTICLE 7
                                    TRUSTEE.

SECTION 7.01.     Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers under this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1) The Trustee need perform only those duties that
are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                           (2) In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                           (1) This paragraph does not limit the effect of
paragraph (b) of this Section.

                           (2) The Trustee shall not be liable for any error of
judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the written advice of counsel reasonably acceptable to the Trustee, a certificate of an Officer or Officers delivered pursuant to Section 2.02(b), an Officers' Certificate or an Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) Unless otherwise specifically provided, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities.

SECTION 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.04.     Trustee Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantee. It shall not be accountable for the Company's use of the proceeds from the Securities or for moneys paid over to the Company pursuant to this Indenture, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.     Notice of Default.

                  If a Default occurs and is continuing with respect to the Securities of any Series and it is known to the Trustee, the Trustee shall mail to each Holder of a Security of that Series entitled to receive reports pursuant to Section 4.02(c) (and, if Unregistered Securities of that Series are outstanding, shall cause to be published at least once in an Authorized Newspaper in The City of New York, and if such Securities are listed on the London Stock Exchange, London, and, if such Securities are listed on The Luxembourg Stock Exchange, Luxembourg) notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on the Securities of any Series, the Trustee may withhold the notice if and so long as its Corporate Trust Committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders of that Series.

SECTION 7.06.     Reports by Trustee to Holders.

                  (a) Within 60 days after each May 15, beginning with May 15, 1999, the Trustee shall mail to each Securityholder, if any, entitled to receive reports pursuant to Section 4.02(c) a brief report dated as of such date that complies with TIA 'SS' 313(a) (but if no event described in TIA 'SS' 313(a) has occurred within the twelve months preceding such date, no report need be transmitted). Commencing at such time, the Trustee also shall comply with TIA 'SS'313(b).

                  (b) At the time that it mails such a report to Securityholders, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities are listed. The Company shall provide written notice to the Trustee when the Securities of any Series are listed on any stock exchange.

SECTION 7.07.     Compensation and Indemnity.

                  (a) The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  (b) The Company shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

                  (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of a Series.

                  (e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any state or federal bankruptcy, insolvency or related law.

                  (f) The obligations of the Company under the Section 7.07 shall survive the resignation or removal of the Trustee or the defeasance or other termination of this Indenture.

SECTION 7.08.     Replacement of Trustee.

                  (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  (b) The Trustee may resign with respect to the Securities of any Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company and may appoint a successor Trustee for such Series with the Company's consent. The Company may remove the Trustee with respect to Securities of any Series if:

                           (1) the Trustee fails to comply with Section 7.10;

                           (2) the Trustee is adjudged a bankrupt or an
                               insolvent;

                           (3) a receiver or public officer takes charge of the
                               Trustee or its property or;

                           (4) the Trustee becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Securities of any Series, the Company shall promptly appoint a successor Trustee for such Series.

                  (d) If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee with respect to the Securities of any Series fails to comply with Section 7.10, after request therefor by any Securityholder of the applicable Series who has been a bona fide Holder of a Security of such Series for at least six months, then such Holder may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee for any Series of Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Series of Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such Series of Securities to the successor Trustee subject to the lien provided for in Section 7.07. The Company shall give notice of each appointment of a successor Trustee for any Series of Securities by publishing notice of such event once in an Authorized Newspaper in The City of New York, and if Securities of that Series are listed on the London Stock Exchange, London, and if Securities of that Series are listed on the Luxembourg Stock Exchange, Luxembourg, and by mailing written notice of such event by first-class mail to the Holders of Securities of such Series entitled to receive reports pursuant to Section 4.02(c).

                  (g) All provisions of this Section 7.08 except subparagraphs
(b)(1) and (e) and the words "subject to the lien provided for in Section 7.07" in subparagraph (f) shall apply also to any Paying Agent located outside the U.S. and its possessions as required by Section 2.04.

                  (h) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to the Securities of a Series, shall contain such provisions as shall be deemed necessary ro desirable to confirm that the trusteeship for Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

SECTION 7.09.     Successor Trustee, Agents by Merger, etc.

                  If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

SECTION 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee with respect to each Series of Securities who satisfies the requirement of TIA 'SS' 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA 'SS' 310(b) during the period of time required thereby, except that there shall be excluded from the operation of TIA 'SS' 310(b)(1) all indentures of the Company now or hereafter existing which may be excluded under the proviso of TIA 'SS' 310(b)(1) including the Indenture dated as of April 9, 1990, as amended between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, and the Indenture dated as of June 1, 1992, as amended between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee and the Indenture dated as of July 1, 1993, as amended, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA 'SS' 310(b).

SECTION 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA 'SS' 311(a), excluding any creditor relationship listed in TIA 'SS' 311(b). A Trustee who has resigned or been removed shall be subject to TIA 'SS' 311(a) to the extent indicated.

SECTION 7.12.     Authenticating Agent.

                  The Trustee may appoint an authenticating agent or agents acceptable to the Company and the Trustee with respect to the Securities of one or more Series which shall be authorized to act on behalf of the Trustee to Authenticate Certificated and Uncertificated Securities of such Series issued upon original issue, exchange, registration of transfer, partial redemption, conversion or payment or substitution of Securities pursuant to any provision contained in this Indenture. Securities so Authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if Authenticated by the Trustee hereunder and every reference herein to the Authentication and delivery of Securities by the Trustee or the Trustee's certificate of Authentication on Certificated Securities or the issuance of Statements of Account by the Trustee shall be deemed to include Authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of Authentication on Certificated Securities executed on behalf of the Trustee by an authenticating agent and the issuance of Statements of Account on behalf of the Trustee by an authenticating agent. Each authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia and authorized under such laws to act as an authenticating agent.

                  Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or all or substantially all of the business of an authenticating agent, shall continue to be an authenticating agent, provided that such corporation shall be otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

                  An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice hereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 7.12.

                  The Company agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 7.12.

                  The Trustee shall not incur any liability for the appointment by the Trustee of any authenticating agent or for any misconduct or negligence of any such authenticating agent, including without limitation, its authentication of Securities upon original issuance or otherwise.

If the Trustee does incur liability for any such misconduct or negligence of any such authenticating agent, the Company agrees to indemnify the Trustee for, and hold it harmless against, any such liability, including the costs and expenses of defending itself against any liability in connection with such misconduct or negligence of such authenticating agent.

                  If an authenticating agent is appointed with respect to the Securities of one or more Series pursuant to this Section 7.12, the Certificated Securities of such Series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of Authentication, an alternate certificate of Authentication in the following form:

                  "This is one of the Certificated Securities of the Series designated therein referred to in the within-mentioned Indenture.

                                       The Chase Manhattan Bank, as Trustee



                                       By
                                         _______________________________________
                                                  As Authenticating Agent

                                       By
                                         _______________________________________
                                                    Authorized Officer"

                                    ARTICLE 8
              SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE;
                                UNCLAIMED MONIES.

SECTION 8.01.     Satisfaction and Discharge of Indenture.

                  If at any time (a) the Company shall have delivered to the Trustee canceled or for cancellation all Securities of any Series theretofore Authenticated and all unmatured coupons, if any, appertaining thereto (other than any Securities of such Series and coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09), or (b) in the case of any Series of Securities where the exact amount (including currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities of such Series and all unmatured coupons appertaining thereto, not theretofore delivered to the Trustee canceled or for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in cash sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee canceled or for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, or (c) in the case of any Series of Securities which have a floating or variable rate of interest that cannot exceed a specified or determinable maximum rate of interest, (i) all the Securities of such Series and all unmatured coupons appertaining thereto, not theretofore delivered to the Trustee canceled or for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in cash sufficient to pay each installment of interest on such Series of Securities not theretofore delivered to the Trustee for cancellation at the applicable specified or determined maximum rate of interest thereon on the dates such installments of interest are due and sufficient to pay the principal of (and premium, if any, on) the Securities of such Series not theretofore delivered to the Trustee for cancellation at maturity or upon redemption, but excluding, however, in each of the foregoing cases, the amount of any moneys for the payment of principal of (and premium, if any) or interest on the Securities
(1) theretofore deposited with the Trustee and repaid by the Trustee to the Company in accordance with the provisions of Section 8.05, or (2) paid to any state or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Securities of such Series (except as to the provisions applicable to transfers and exchanges of Securities of such Series and any coupons appertaining thereto) and the Trustee on demand of and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities of such Series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

SECTION 8.02.  Defeasance upon Deposit of Moneys or U.S. Government Obligations.

                  In the case of any Series of Securities, the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (1) below, at the Company's option, either (i) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities of such Series and coupons, if any, appertaining thereto or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03 and 5.01 with respect to the Securities of such Series at any time after the applicable conditions set forth below have been satisfied:

                  (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such Series and coupons appertaining thereto (i) money in an amount, or (ii) in the case of any Series of Securities the payments on which may only be made in U.S. dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and
                           (ii), sufficient in each case in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, and interest on, the outstanding Securities of such Series and coupons appertaining thereto on the dates such installments of interest or principal are due;

                  (2) if the Securities of such Series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph would not cause such Securities to be delisted;

                  (3) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(d) or (e) shall have occurred by the 91st day after such deposit in connection with a deposit under Clause (1) of this Section 8.02 to Discharge the Company from its obligations with respect to the Securities of such Series;

                  (4) the Company shall have delivered to the Trustee an opinion of independent counsel satisfactory to the Trustee to the effect that Holders of the Securities of such Series and coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, which opinion may, but is not required to, include or be based upon a ruling to that effect received from or published by the Internal Revenue Service; and

                  (5) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

                  "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such Series and coupons appertaining thereto and the Guarantee relating thereto and to have satisfied all the obligations under this Indenture relating to the Securities of such Series and coupons appertaining thereto (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of the Securities of such Series and coupons appertaining thereto to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Securities of such Series and coupons when such payments are due; (B) the Company's obligations with respect to such Securities of such Series under Sections 2.04, 2.08, 2.09, 2.11 and 8.03; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

                  This Indenture may be Discharged pursuant to this Section 8.02 with respect to Securities of a Series which have a floating or variable rate of interest that cannot exceed a specified or determinable maximum rate of interest by deposit, in accordance with clause (1) of this Section 8.02, with respect to the interest payments required to be made on the outstanding Securities of such Series of money and/or U.S. Government Obligations sufficient (determined in accordance with clause (1) of this Section 8.02) to pay and discharge each installment of interest on the outstanding Securities of such Series at the applicable specified or determined maximum rate of interest thereon on the dates such installments of interest are due and the satisfaction of all other requirements of this Section 8.02.

SECTION 8.03.     Application of Moneys Deposited.

                  All moneys deposited with the Trustee pursuant to Section 8.01 or 8.02 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such Series and of coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due, and to become due thereon for principal and interest.

SECTION 8.04.     Repayment of Moneys Held.

                  In connection with the satisfaction and discharge of this Indenture with respect to the Securities of any Series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 8.05. Return of Moneys Unclaimed for Two Years; Return of Additional Moneys and U.S. Government Obligations.

                  (a) Any moneys deposited with or paid to the Trustee or any Paying Agent pursuant to any provision of this Indenture for payment of the principal of (and premium, if any) or interest on the Securities of any Series and any coupon appertaining thereto and not applied but remaining unclaimed for two years after the date upon which the principal of (and premium, if any) or interest on such Securities or coupons, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on demand; and the Holder of any of the Securities of such Series or coupons appertaining thereto shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease;



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

provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any Series, shall at the expense of the Company, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Unregistered Securities of any Series, shall at the expense of the Company cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and if the Securities of such Series are listed on the London Stock Exchange, once in an Authorized Newspaper in London, and if the Securities of such Series are listed on the Luxembourg Stock Exchange, once in an Authorized Newspaper in Luxembourg, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  (b) Any moneys or U.S. Government Obligations remaining on deposit with the Trustee pursuant to Section 8.01 or 8.02 with respect to Securities of a Series (including Securities of a Series which have a floating or variable rate of interest that cannot exceed a specified or determinable maximum rate of interest) shall, after payment of all amounts of principal of and interest on and other amounts due with respect to the outstanding Securities of such Series, be promptly remitted by the Trustee to the Company.

SECTION 8.06.     Indemnity for Government Obligations.

                  The Company shall pay and shall indemnify the Trustee and each Securityholder of each Series in respect of which the deposit shall have been made against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

                                    ARTICLE 9
                             AMENDMENTS AND WAIVERS.

SECTION 9.01.     Without Consent of Holders.

                  The Company and the Trustee may enter into one or more supplemental indentures without consent of any Securityholder for any of the following purposes:

                  (1) to cure any ambiguity, defect or inconsistency herein or in the Securities of any Series or to make any other change, provided no such action shall adversely affect the rights of any Securityholder; or

                  (2)      to comply with Article 5; or

                  (3)      to secure the Securities pursuant to Section 4.03; or

                  (4) to provide for Uncertificated Securities in addition to or in place of Certificated Securities; or

                  (5) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as provided in Section 2.02, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any Series of Securities, or to add to the rights of the Holders of any Series of Securities, or to surrender any right or power conferred on the Company.

SECTION 9.02.     With Consent of Holders.

                  (a) With the written consent of the Holders of a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (with each Series voting as a class), the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or the Guarantee or to modify, in each case in any manner not covered by Section 9.01, the rights of the Securityholders of each such Series. The Holders of a majority in principal amount of the outstanding Securities of each Series affected by such waiver (with each Series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of this Indenture, any supplemental indenture, the Guarantee or the Securities of any such Series; but no such waiver shall extend to or affect (x) any other Series or Securities or (y) such provision except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and duties of the Trustee in respect to any such provision shall remain in full force and effect, provided, however, without the consent of each Securityholder affected, an amendment or waiver may not:

                           (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                           (2) change the rate of or change the time for payment of interest on any Security;

                           (3) change the principal of or change the fixed maturity of any Security;

                           (4)    waive a Default in the payment of the
                                  principal of or interest on any Security;

                           (5) make any Security payable in money other than that stated in the Security; or

                           (6) make any changes in Sections 6.04 (last paragraph), 6.06 (third sentence), or the proviso in the last sentence of Section 9.02(a).



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

                  (b) It is not necessary under this Section 9.02 for the Securityholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

                  (c) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such Holders of Unregistered Securities that are entitled to receive reports pursuant to Section 4.02(c). Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.     Compliance with Trust Indenture Act.

                  Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.     Revocation and Effect of Consents.

                  Until an amendment, direction or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder (or, if no record date has been established for the solicitation of consents, any subsequent Holder) may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, direction or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind ever Securityholder of each Series affected by such amendment or waiver.

SECTION 9.05.     Notation on or Exchange of Securities.

                  The Trustee may, at the direction of the Company, place an appropriate notation about an amendment or waiver on any Security of any Series thereafter Authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate new Securities of that Series that reflect the amendment or waiver.

SECTION 9.06.     Trustee Protected.

                  The Trustee need not sign any supplemental indenture that adversely affects its rights, duties, obligations and standard of care hereunder. In signing such supplemental



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

indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such supplemental indenture is authorized or permitted by this Indenture, that is not inconsistent herewith, and that it will be a valid and binding obligation upon the Company in accordance with its terms.

                                   ARTICLE 10
                                 MISCELLANEOUS.

SECTION 10.01.             Trust Indenture Act Controls.

                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

SECTION 10.02.             Notices.

                  (a) Unless otherwise herein provided, any notice or communication by the Company or the Trustee to any of the other is duly given if in writing and delivered in person or mailed by first-class mail:

                           if to the Company to :

                                    Newcourt Credit Group Inc.
                                    BCE Place, 181 Bay Street
                                    Suite 3500
                                    P.O. Box 827
                                    Toronto, Ontario
                                    Canada M5J2T3
                                    Attention: Treasurer

                           if to the Trustee to:

                                    The Chase Manhattan Bank
                                    450 West 33rd Street
                                    New York, NY 10001
                                    Attention: Corporate Trustee
                                               Administration Department

                  (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (c) Any notice or communication to Holders of Securities entitled to received reports pursuant to Section 4.02(c) shall be mailed by first-class mail to the addresses for Holders of Registered Securities shown on the register kept by the Registrar and to addresses filed with the Trustee for other Holders. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of Securities of that or any other Series entitled to receive notice.

                  (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

                  (e) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and to each Agent at the same time.

                  (f) If it shall be impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

                  (g) In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.03.             Communication by Holders with Other Holders.

                  Securityholders of any Series may communicate pursuant to TIA 'SS' 312(b) with other Securityholders of that Series or of all Series with respect to their rights under this Indenture or under the Securities of that Series or of all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA 'SS' 312(c).

SECTION 10.04.             Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.             Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than statements delivered pursuant to Section 4.04) shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06.            Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in the City of New York are not required to be open.

SECTION 10.07.             Governing Law.

                  This Indenture, each Security and any coupons shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.08.             No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or an Affiliate. No such indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 10.09.             No Recourse Against Others.

                  No director, officer, employee or stockholder, as such, of the Company or the Guarantor shall have any liability for any obligations of the Company or the Guarantor under the Securities, the Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 10.10.             When Treasury Securities Disregarded.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate of the Company.

SECTION 10.11.          Rules by Trustee, Paying Agent, Registrar, Record Dates.

                  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date, in the case of a consent or vote pursuant to Section 6.06, shall be the later of

10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.07 of this Indenture prior to such solicitation. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

SECTION 10.12.             Execution in Counterparts.

                  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

SECTION 10.13.             Securities in a Foreign Currency.

                  Unless otherwise specified in a Company Order delivered pursuant to Section 2.03(d) of this Indenture with respect to a Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than United States dollars, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of United States dollars that could be obtained for such amount at the Market Exchange Rate, as such rate shall be certified to the Trustee by an Officers' Certificate. For purposes of this Section 10.13, Market Exchange Rate shall mean the noon United States dollar buying rate for that currently for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York; provided, however, in the case of Euros, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereof) as published in the Official Journal of the European Communities (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Company shall use, in its sole discretion and without liability on its part, (i) such quotation of the Federal Reserve Bank of New York, or, in the case of Euros, the rate of exchange as published in the Journal, as the most recent available date or (ii) quotations or, in the case of Euros, rates of exchange from one or more major banks in New York City or in the country of issue of the currency in question, which for purposes of the Euro shall be Brussels, Belgium, or such other quotations or, in the case of Euros, rates of exchange as the Company shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent number of votes which each Holder or proxy shall be entitled to in respect of Securities of a Series denominated in a currency other than United States dollars.

                  All decisions and determinations of the Company regarding the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders.

SECTION 10.14.             Judgment Currency.

                  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert any sum due in respect of the principal of or interest on the Securities of any Series (the "Required Currency") into a currency in which such judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final judgment is entered, unless such day is not a New York Banking Day then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment



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

Currency on the New York Banking Day preceding the day on which final judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due not previously tendered or recovered under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized by law or required by executive order to close.

                  IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as of the date first written above.

                                           NEWCOURT CREDIT GROUP INC.




                                           By: /s/ GLENN A. VOTEK
                                               ---------------------------------
                                           Printed Name: Glenn A. Votek
                                           Title:   Executive Vice President and
                                                    Treasurer

                                           THE CHASE MANHATTAN BANK,
                                           as Trustee



                                           By_____________________________
                                           Printed Name:____________________
                                           Title:___________________________

                  IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as of the date first written above.

                                           NEWCOURT CREDIT GROUP INC.




                                           By:
                                               ---------------------------------
                                           Printed Name: Glenn A. Votek
                                           Title:   Executive Vice President and
                                                    Treasurer

                                           THE CHASE MANHATTAN BANK,
                                           as Trustee



                                           By  /s/ L. O'BRIEN
                                               ---------------------------------
                                           Printed Name: L. O'Brien
                                           Title:   Senior Trust Officer

STATE OF NEW JERSEY                 )
                                    )       ss.:     Parsippany, N.J.
COUNTY OF                           )

                  On the 15th day of December, 1998, before me personally came Glenn A. Votek, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Newcourt Credit Group Inc., one of the corporations described in and which executed the above instrument, and that he signed his name thereto by like authority.



                                                 /s/ Karen M. Geisler
                                                 ------------------------
                                                 Notary Public

KAREN M. GEISLER
NOTARY PUBLIC OF NEW JERSEY
Commission Expires 5/29/2001

STATE OF NEW YORK                   )
                                    )       ss.:
COUNTY OF NEW YORK                  )

                  On the 15th day of December, 1998, before me personally came
L. O'Brien, to me known, who, being by me duly sworn, did depose and say that he resides at 17 W87 Str, NY, NY, that he is a Senior Trust Officer of The Chase Manhattan Bank, one of the corporations described in and which executed the above instrument, and that he signed his name thereto by like authority.



                                                 /s/ Emily Fayan
                                                 ------------------------
                                                 Notary Public

EMILY FAYAN
Notary Public State of New York
No. XX1737006
Qualified in Kings County
Certificate filed in New York County
Commission Expires December 31, 1999



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